UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2009

PIMI AGRO CLEANTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-158986	26-4684680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

269 South Beverly Drive, Suite 1091
Beverly Hills, California 90212
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (310) 203-8278

Copies to:
Marc J. Ross, Esq.
Jonathan R. Shechter, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Fl.
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On November 17, 2009, Pimi Agro Cleantech, Inc. (“Pimi”) completed its first commercial trial in Europe utilizing SeedGuardTM in the storage of Narcissus bulbs, otherwise known as Daffodils. Daffodils are often regarded as one of the most beloved ornamental bulb flowers worldwide, however diseases are major limiting factors of Narcissus bulb production, which can reduce flower quantity and quality.

The trials were carried out in two different locations, with two separate growers, and demonstrated successful results. Specifically, SeedGuardTM applied to Narcissus bulbs prior to storage reduced Fusarium basal rot by 70% and 50% in locations 1 and 2, respectively. Following the application of SeedGuardTM, more bulbs were recorded healthy than diseased. The results of this study pointed out the potential of SeedGuardTM to reduce bulb disease of Narcissus, by reducing the populations of pathogens that are carried on the bulb into storage.

Pimi’s management believes that the successful trial results will open a new area of activity for the company, which was not previously within its scope of business. However, the company cannot estimate the volume of the market of flower bulbs at this stage.

Item 9.01  Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pimi Agro Cleantech, Inc.

Date: November 19, 2009	By:	/s/ Youval Saly
Youval Saly
Chief Executive Officer